UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

LinkedIn Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2029 Stierlin Court

Mountain View, CA 94043

(Address of Principal Executive Offices including Zip Code)

(650) 687-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2012 Executive Bonus Compensation Plan

On March 20, 2012, as part of its annual review process, the Compensation Committee of LinkedIn Corporation (the “Company”) approved its 2012 Executive Bonus Compensation Plan (the “Bonus Plan”). Members of the executive team, including the named executive officers, participate in the Bonus Plan and must remain employed by the Company through December 31, 2012 to be eligible for a payout. Any new members of the executive team will be eligible to participate in the Bonus Plan on a pro rata basis if their start date is prior to October 1, 2012.

The Bonus Plan is funded by achievement of corporate objectives based on performance measures in five areas: revenue, members, internal unique visitors, page views and earnings before interest, taxes, depreciation and amortization, each weighted at 20%. If performance as to any performance measure is below the threshold, no payout will be made with respect to that measure. Payouts will be made at 50% for performance meeting the threshold level, 100% for performance meeting the target level and 150% for performance meeting the stretch level. For performance achievement between threshold and target, and between target and stretch performance levels, payouts will be interpolated on a straight-line basis.

The target bonus percentages for the named executive officers under the Bonus Plan are as set forth in the table below.

Named Executive Officer & Title	Percentage of Annual Salary
Jeffrey Weiner, Chief Executive Officer	100
Steven Sordello, Senior VP, Chief Financial Officer	70
Michael Gamson, Senior VP, Global Solutions	70
David Henke, Senior VP, Operations	70
Dipchand “Deep” Nishar, Senior VP, Products & User Experience	70

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2012	By:	/s/ Erika Rottenberg
Erika Rottenberg
Vice President, General Counsel and Secretary